UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2008

Tower Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50990 (Commission File Number)	13-3894120 (I.R.S. Employer Identification No.)
120 Broadway, 31st Floor
New York, NY 10271
(Address of principal executive offices)
(212) 655-2000
(Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14b-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Compensation Plan
On March 13, 2008, the Compensation Committee of Tower Group, Inc. (“the Company”) approved the form of restricted stock award agreement, a copy of which is attached as Exhibit 10.1, and made the following awards of restricted stock for 2007: Michael Lee — 30,414 shares; Francis Colalucci — 8,566; Patrick Haveron — 4,258; Stephen Kibblehouse — 4,704 shares; and Gary Maier — 7,178 shares. On March 14, 2008, the Compensation Committee approved the form of restricted stock units (“RSU”) award agreement, a copy of which is attached as Exhibit 10.2, and made the following performance awards for 2008: Michael Lee — a maximum of 44,607 RSUs and a short term incentive bonus with a target amount of $550,000 (and a maximum potential bonus of $1,100,000). Both awards are subject to meeting performance objectives based on the Company’s 2008 return on equity, gross written premium, diluted operating earnings per share and diluted book value per share, as those terms are defined in the agreement.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
     The following exhibits are filed as part of this report.

Number	Description
10.1	Tower Group, Inc. 2004 Long Term Equity Compensation Plan Restricted Stock Award Agreement

10.2	Tower Group, Inc. 2004 Long Term Equity Compensation Plan Restricted Stock Units Award Agreement.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group, Inc.
Registrant
Date: March 18, 2008	/s/ Stephen L. Kibblehouse
STEPHEN L. KIBBLEHOUSE
Senior Vice President & General Counsel